Exhibit 32.02

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald J. Rath, Vice President, Tax, interim Chief Financial Officer and interim Chief Accounting Officer of Symantec Corporation (the “Company”), do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge: (i) the Company’s quarterly report on Form 10-Q for the period ended December 27, 2013, to which this Certification is attached (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 3, 2014

/s/ DONALD J. RATH
Donald J. Rath
Vice President, Tax, interim Chief Financial Officer and interim Chief Accounting Officer
(principal financial officer)

This Certification which accompanies the Form 10-Q is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.